                                                                EXHIBIT 10.25.1

                           NORCAL WASTE SYSTEMS, INC.

                1996 EXECUTIVE STOCK INCENTIVE PLAN, AS AMENDED

                                Amendment No. 1

        WHEREAS, Norcal Waste Systems, Inc. (the "Company") maintains the Norcal Waste Systems, Inc. 1996 Executive Stock Incentive Plan, as amended (the "Plan") on behalf of certain Eligible Persons; and

        WHEREAS, it is desirable to amend the Plan to provide for domestic partner benefits;

        NOW, THEREFORE, the Plan is hereby amended, effective as of June 1, 1997, by adding the following subsection (f) at the end of Section 5 thereof:

        (f) Domestic Partners. The Committee shall administer the Plan so as to treat a Participant's "Domestic Partner" as his spouse for all purposes under the Plan. "Domestic Partner" shall mean any person who has registered a domestic partnership with a governmental body pursuant to state or local law authorizing such registration. The Committee may require evidence of such registration as a condition of recognizing such "Domestic Partner" status.

        To record the adoption of this Amendment No. 1 to the Plan, the Company and the Committee have caused it to be executed on this 26th day of June, 1997.


NORCAL WASTE SYSTEMS, INC.               1996 NORCAL WASTE SYSTEMS,
                                         INC. EXECUTIVE STOCK
                                         INCENTIVE PLAN COMMITTEE

By /s/ Michael J. Sangiacomo             By /s/ John B. Molinari
   -----------------------------            ------------------------------
   Michael J. Sangiacomo
   President                             By /s/ H. Welton Flynn
                                            -------------------------------

By /s/ Roxanne Frye
   -----------------------------
   Roxanne Frye
   Secretary

                                      -2-